EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES THIRD QUARTER 2019 RESULTS

VERO BEACH, Fla. (October 24, 2019) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended September 30, 2019.

Third Quarter 2019 Highlights

•	Net loss of $8.5 million, or $0.14 per common share, which consists of:
•	Net interest income of $13.6 million, or $0.22 per common share
•	Total expenses of $2.6 million, or $0.04 per common share
•	Net realized and unrealized losses of $19.4 million, or $0.32 per share, on RMBS and derivative instruments, including net interest income on interest rate swaps
•	Third quarter total dividends declared and paid of $0.24 per common share
•	Book value per share of $6.22 at September 30, 2019
•	Total return of (2.6)%, comprised of $0.24 dividend per common share and $0.41 decrease in net book value per common share, divided by beginning book value per share
•	Total return of 1.5% for the nine months ended September 30, 2019, or 1.9% annualized
•	Company to discuss results on Friday, October 25, 2019, at 10:00 AM ET
•	Supplemental materials to be discussed on the call can be downloaded from the investor relations section of the Company’s website at www.orchidislandcapital.com

Details of Third Quarter 2019 Results of Operations

The Company reported a net loss of $8.5 million for the three month period ended September 30, 2019, compared with net loss of $3.0 million for the three month period ended September 30, 2018.  The third quarter net loss included net interest income of $13.6 million, net portfolio losses of $19.4 million (which includes realized and unrealized losses on RMBS and derivative instruments, and net interest income realized on interest rate swaps), management fees and allocated overhead of $1.8 million, audit, legal and other professional fees of $0.2 million, and other operating, general and administrative expenses of $0.6 million.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio, consisting of mortgage pass-through certificates issued by Fannie Mae, Freddie Mac or Ginnie Mae (“GSEs”) and collateralized mortgage obligations (“CMOs”) issued by the GSEs (“PT RMBS”), and the structured RMBS portfolio, consisting of interest-only (“IO”) and inverse interest-only (“IIO”) securities.  As of June 30, 2019, approximately 66% of the Company’s investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At September 30, 2019, the allocation to the PT RMBS portfolio increased by 9% to approximately 75%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market value - June 30, 2019	$3,399,460	$101,678	$26,118	$127,796	$3,527,256
Securities purchased	932,100	-	-	-	932,100
Securities sold	(467,088)	-	-	-	(467,088)
Losses on sales	(5,491)	-	-	-	(5,491)
Return of investment	n/a	(7,339)	(1,486)	(8,825)	(8,825)
Pay-downs	(151,742)	n/a	n/a	n/a	(151,742)
Premium lost due to pay-downs	(8,251)	n/a	n/a	n/a	(8,251)
Mark to market gains (losses)	17,703	(15,305)	561	(14,744)	2,959
Market value - September 30, 2019	$3,716,691	$79,034	$25,193	$104,227	$3,820,918

The tables below present the allocation of capital between the respective portfolios at September 30, 2019 and June 30, 2019, and the return on invested capital for each sub-portfolio for the three month period ended September 30, 2019.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 3.7% and (11.9)%, respectively, for the third quarter of 2019.  The combined portfolio generated a return on invested capital of approximately (1.5)%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
September 30, 2019
Market value	$3,716,691	$79,034	$25,193	$104,227	$3,820,918
Cash(1)	412,880	-	-	-	412,880
Borrowings(2)	(3,813,977)	-	-	-	(3,813,977)
Total	$315,594	$79,034	$25,193	$104,227	$419,821
% of Total	75.2%	18.8%	6.0%	24.8%	100.0%
June 30, 2019
Market value	$3,399,460	$101,678	$26,118	$127,796	$3,527,256
Cash	181,093	-	-	-	181,093
Borrowings(3)	(3,329,527)	-	-	-	(3,329,527)
Total	$251,026	$101,678	$26,118	$127,796	$378,822
% of Total	66.3%	26.8%	6.9%	33.7%	100.0%

(1)	At September 30, 2019, cash was increased by unsettled security sales of approximately $210.6 million, which have already been reflected in the market value of the portfolio.
(2)
At September 30, 2019, there were outstanding repurchase agreement balances of $56.9 million secured by IO securities and $11.1 million secured by IIO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(3)
At June 30, 2019, there were outstanding repurchase agreement balances of $78.5 million secured by IO securities and $11.7 million secured by IIO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended September 30, 2019
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income / (loss) (net of borrowing cost)	$14,011	$(402)	$(23)	$(425)	$13,586
Realized and unrealized gains / (losses)	3,961	(15,305)	561	(14,744)	(10,783)
Derivative losses	(8,646)	n/a	n/a	n/a	(8,646)
Total Return	$9,326	$(15,707)	$538	$(15,169)	$(5,843)
Beginning Capital Allocation	$251,026	$101,678	$26,118	$127,796	$378,822
Return on Invested Capital for the Quarter(1)	3.7%	(15.4)%	2.1%	(11.9)%	(1.5)%
Average Capital Allocation(2)	$283,310	$90,356	$25,656	$116,012	$399,322
Return on Average Invested Capital for the Quarter(3)	3.3%	(17.4)%	2.1%	(13.1)%	(1.5)%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter ended September 30, 2019, Orchid received $159.9 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate (“CPR”) of approximately 16.4%. Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
September 30, 2019	15.5	19.3	16.4
June 30, 2019	10.9	12.7	11.4
March 31, 2019	9.5	8.4	9.2
December 31, 2018	6.7	9.0	7.2
September 30, 2018	7.5	11.5	8.6
June 30, 2018	8.7	11.8	9.8
March 31, 2018	6.5	11.6	7.7

Portfolio

The following tables summarize certain characteristics of Orchid’s PT RMBS and structured RMBS as of September 30, 2019 and December 31, 2018:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
September 30, 2019
Adjustable Rate RMBS	$1,183	0.0%	4.52%	180	1-Sep-35
Fixed Rate RMBS	3,110,647	81.4%	4.21%	317	1-Aug-49
Fixed Rate CMOs	604,861	15.8%	4.25%	336	15-Oct-44
Total Mortgage-backed Pass-through	3,716,691	97.2%	4.22%	320	1-Aug-49
Interest-Only Securities	79,034	2.1%	3.76%	248	25-Jul-48
Inverse Interest-Only Securities	25,193	0.7%	3.08%	288	15-Jul-47
Total Structured RMBS	104,227	2.8%	3.61%	257	25-Jul-48
Total Mortgage Assets	$3,820,918	100.0%	4.09%	307	1-Aug-49
December 31, 2018
Adjustable Rate RMBS	$1,437	0.0%	4.75%	190	1-Sep-35
Fixed Rate RMBS	2,130,974	70.7%	4.28%	275	1-Nov-48
Fixed Rate CMOs	741,926	24.6%	4.27%	348	15-Oct-44
Total Mortgage-backed Pass-through	2,874,337	95.3%	4.27%	294	1-Nov-48
Interest-Only Securities	116,415	3.9%	3.74%	254	25-Jul-48
Inverse Interest-Only Securities	23,751	0.8%	2.65%	297	15-Jul-47
Total Structured RMBS	140,166	4.7%	3.55%	264	25-Jul-48
Total Mortgage Assets	$3,014,503	100.0%	4.06%	286	1-Nov-48

($ in thousands)
	September 30, 2019		December 31, 2018
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$2,755,540	72.1%	$1,527,055	50.7%
Freddie Mac	1,062,897	27.8%	1,483,406	49.2%
Ginnie Mae	2,481	0.1%	4,042	0.1%
Total Portfolio	$3,820,918	100.0%	$3,014,503	100.0%

	September 30, 2019	December 31, 2018
Weighted Average Pass-through Purchase Price	$104.92	$104.57
Weighted Average Structured Purchase Price	$15.24	$15.14
Weighted Average Pass-through Current Price	$106.53	$103.64
Weighted Average Structured Current Price	$11.38	$14.04
Effective Duration (1)	1.600	2.078
(1)
Effective duration of 1.600 indicates that an interest rate increase of 1.0% would be expected to cause a 1.600% decrease in the value of the RMBS in the Company’s investment portfolio at September 30, 2019.  An effective duration of 2.078 indicates that an interest rate increase of 1.0% would be expected to cause a 2.078% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2018. These figures include the structured securities in the portfolio, but do not include the effect of the Company’s funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of September 30, 2019, the Company had outstanding repurchase obligations of approximately $3,814.0 million with a net weighted average borrowing rate of 2.36%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $4,016.5 million and cash pledged to counterparties of approximately $27.1 million. The Company’s leverage ratio at September 30, 2019 was 9.9 to 1. At September 30, 2019, the Company’s liquidity was approximately $176.7 million, consisting of unpledged RMBS (excluding the value of the unsettled purchases) and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of our outstanding borrowings under repurchase obligations at September 30, 2019.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
J.P. Morgan Securities LLC	$446,536	11.6%	2.41%	$23,214	56
RBC Capital Markets, LLC	423,714	11.1%	2.37%	25,075	34
Mirae Asset Securities (USA) Inc.	410,078	10.8%	2.45%	25,820	45
Wells Fargo Bank, N.A.	351,571	9.2%	2.31%	18,255	12
Citigroup Global Markets, Inc.	234,845	6.2%	2.29%	19,651	18
Mitsubishi UFJ Securities (USA), Inc.	227,408	6.0%	2.46%	12,562	38
ASL Capital Markets Inc.	222,485	5.8%	2.36%	12,024	17
Cantor Fitzgerald & Co.	211,276	5.5%	2.20%	11,762	36
ABN AMRO Bank N.V.	211,218	5.5%	2.35%	3,629	9
ED&F Man Capital Markets Inc.	205,197	5.4%	2.28%	10,980	65
South Street Securities, LLC	175,095	4.6%	2.51%	9,566	135
ING Financial Markets LLC	162,442	4.3%	2.28%	8,786	20
ICBC Financial Services, LLC	103,548	2.7%	2.32%	5,885	15
Guggenheim Securities, LLC	91,614	2.4%	2.30%	4,829	21
FHLB-Cincinnati	79,850	2.1%	2.55%	2,868	1
Nomura Securities International, Inc.	49,381	1.3%	2.28%	2,836	15
Daiwa Capital Markets America, Inc.	48,255	1.3%	2.26%	2,307	11
Lucid Cash Fund USG LLC	46,947	1.2%	2.31%	4,211	17
BMO Capital Markets Corp.	40,897	1.1%	2.33%	4,603	17
J.V.B. Financial Group, LLC	28,515	0.7%	2.24%	1,570	39
Merrill Lynch, Pierce, Fenner & Smith Inc	26,126	0.7%	2.40%	4,482	8
Lucid Prime Fund LLC	13,421	0.4%	2.35%	1,693	17
Mizuho Securities USA, Inc.	3,558	0.1%	2.58%	1,068	15
Total / Weighted Average	$3,813,977	100.0%	2.36%	$217,676	36

(1)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At September 30, 2019, such instruments were comprised of Eurodollar, Fed Funds and Treasury note (“T-Note”) futures contracts and interest rate swap agreements.

The table below presents information related to the Company’s Eurodollar, Fed Funds and T-Note futures contracts at September 30, 2019.

($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2019	$500,000	2.91%	1.96%	$(1,192)
2020	500,000	2.97%	1.54%	(7,136)
Total / Weighted Average	$500,000	2.96%	1.63%	$(8,328)
Fed Funds Futures Contracts (Short Positions)
2019	$400,000	1.64%	1.76%	$123
2020	400,000	1.35%	1.53%	175
Total / Weighted Average	$400,000	1.49%	1.64%	$298
Treasury Note Futures Contracts (Short Positions)(2)
December 2019 5-year T-Note futures
(Dec 2019 - Dec 2024 Hedge Period)	$140,000	1.80%	1.96%	$1,048

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.
(2)	T-Note futures contracts were valued at a price of $119.15 at September 30, 2019. The notional contract value of the short position was $166.8 million.

The table below presents information related to the Company’s interest rate swap positions at September 30, 2019.

($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 1 to ≤ 3 years	$1,210,000	1.71%	2.18%	$(3,712)	1.1
> 3 to ≤ 5 years	910,000	2.03%	2.18%	(20,270)	4.7
	$2,120,000	1.84%	2.18%	$(23,982)	2.6

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016	1.680	41,388
2017	1.680	70,717
2018	1.070	55,814
2019 - YTD(1)	0.800	44,321
Totals	$10.705	$278,293

(1)
On October 17, 2019, the Company declared a dividend of $0.08 per share to be paid on November 29, 2019.  The effect of this dividend is included in the table above, but is not reflected in the Company’s financial statements as of September 30, 2019.

Peer Performance

The table below presents total return data for Orchid compared to a selected group of peers for periods through June 30, 2019.

Portfolio Total Rate of Return Versus Peer Group Average
			ORC Spread
	ORC		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Stub 2013 (Annualized)(4)	(2.8)%	(15.4)%	12.6%
2014 Total Return	13.6%	15.6%	(2.0)%
2015 Total Return	3.8%	(1.6)%	5.4%
2016 Total Return	1.1%	0.4%	0.7%
2017 Total Return	3.0%	13.1%	(10.1)%
2018 Total Return	(9.2)%	(6.1)%	(3.1)%
First Quarter 2019	3.2%	4.6%	(1.4)%
Second Quarter 2019	0.7%	(2.6)%	3.3%
Three Year Total Return	(1.5)%	4.6%	(6.1)%
Five Year Total Return	11.4%	7.0%	4.4%
Inception to 6/30/2019(4)	12.7%	4.8%	7.9%

Source: SEC filings and press releases of Orchid and Peer Group
(1)
Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period. None of the return calculations are annualized except the Stub 2013 calculation.

(2)
The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period:  NLY, AGNC, ANH, CMO and ARR have been included since ORC inception. HTS is included from ORC inception to Q1 2016. MTGE is included from Q1 2017 to Q2 2018. CYS is included from ORC inception to Q2 2018. WMC is included from ORC inception to Q4 2018. DX was added in Q1 2017. AI and CHMI were added in Q1 2019.

(3)	Represents the total rate of return for Orchid minus peer average in each respective measurement period.
(4)
Orchid completed its Initial Public Offering, or IPO, in February 2013.  We have elected to start our comparison beginning with Orchid's first full operating quarter, which was the second quarter of 2013. The Orchid IPO price was $15.00 per share on February 13, 2013, and Orchid paid its first dividend of $0.135 per share in March 2013.  The book value per share at March 31, 2013 was $14.98.

Book Value Per Share

The Company's book value per share at September 30, 2019 was $6.22.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At September 30, 2019, the Company's stockholders' equity was $392.0 million with 63,058,209 shares of common stock outstanding.

Stock Offerings

On August 2, 2017, we entered into an equity distribution agreement (the “August 2017 Equity Distribution Agreement”) with two sales agents pursuant to which we may offer and sell, from time to time, up to an aggregate amount of $125,000,000 of shares of our common stock in transactions that are deemed to be “at the market” offerings and privately negotiated transactions.  Through September 30, 2019, we issued a total of 15,123,178 shares under the August 2017 Equity Distribution Agreement for aggregate gross proceeds of $125.0 million, and net proceeds of approximately $123.1 million, net of commissions and fees.

On July 30, 2019, we entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein, relating to the offer and sale of 7,000,000 shares of our common stock at a price to the public of $6.55 per share. The underwriters purchased the shares pursuant to the Underwriting Agreement at a price of $6.3535 per share. The closing of the offering of 7,000,000 shares of common stock occurred on August 2, 2019, with net proceeds to us of approximately $44.2 million after deduction of underwriting discounts and commissions and other estimated offering expenses payable by us.

Stock Repurchase Program

On July 29, 2015, the Board of Directors passed a resolution authorizing the repurchase of up to 2,000,000 shares of the Company’s common stock.  As part of the stock repurchase program, shares may be purchased in open market transactions, including through block purchases, privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The timing, manner, price and amount of any repurchases is determined by the Company in its discretion and is subject to economic and market conditions, stock price, applicable legal requirements and other factors. On February 8, 2018, the Board of Directors approved an increase in the stock repurchase program for up to an additional 4,522,822 shares of the Company’s common stock. The authorization does not obligate the Company to acquire any particular amount of common stock, and the program may be suspended or discontinued at the Company’s discretion without prior notice.

Since inception of the program through September 30, 2019, the Company repurchased a total of 5,665,620 shares under the stock repurchase program at an aggregate cost of approximately $40.3 million, including commissions and fees, for a weighted average price of $7.11 per share. However, we did not repurchase any shares of our common stock during the three months ended September 30, 2019. As of September 30, 2019, the remaining authorization under the repurchase program is for up to 857,202 shares of the Company’s common stock.

Management Commentary

Commenting on the third quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The third quarter of 2019 proved to be a very turbulent period for the markets.  As the global economy continued its slowdown that started in 2018 and the U.S. manufacturing segment continued to cool, the markets expected the Federal Reserve would need to ease monetary policy in 2019.  Contributing to the slowdown, both globally and domestically, was the trade war between the U.S. and China.  The trade war was meaningfully escalated when on August 1, 2019 the administration announced substantial increases to both the dollar amount of goods that would be subject to tariffs and the size of the tariffs themselves.  The markets reacted violently, and several key market indicators reached new extreme levels – such as the yield on the German 10-year Bund, the 30-year U.S. Treasury yield and many others.  These extreme levels were reached in late August and early September before the market once again pivoted and reversed course, as the yield on the 10-year U.S. Treasury note increased 44 basis points in a mere 8 trading days.  Not surprisingly, the markets would reverse a few more times as one development after another buffeted the market – including a major attack on Saudi oil fields, the possible impeachment of President Trump, a major disruption in the over-night funding markets and finally, in October, a potential end to the Brexit crisis and a tentative trade deal between the U.S. and China.  In between all of the events volatility levels were elevated, risk markets gyrated wildly, and Agency MBS assets performed poorly.

“The Agency MBS market total return for the third quarter was 1.4%, although the return was -0.2% versus equivalent duration swaps and LIBOR (per data by Bank of America Merrill Lynch/ICE Data Indices).  With interest rates declining to near all-time low levels, prepayment activity accelerated and is expected to continue to remain high.  Prepayment activity during the current cycle is approaching levels not seen since the summer of 2003 when prepayment activity reached the highest levels ever in terms of the MBA refinance index and peak speeds on current coupon cohorts (60 – 70 CPR).  The current level of the MBA refinance index is barely more than 25% of the 10,000 level seen in 2003, but the extent of refinance activity observed is reflected in the pricing of some interest-only securities.  These securities are either prepaying at extreme levels or anticipated to do so, such that they trade to positive convexity. The spread of the current-coupon 30-year mortgage to the 10-year U.S. Treasury note reached 98.07 basis points on August 27, 2019, the highest spread since early 2012.  Total returns across the Agency MBS universe followed durations to some extent, as 30-year returns exceeded returns to 15-year MBS and Ginnie Mae securities, although within the coupon stack this trend did not hold.  As prepayment performance was worst among the 3.5% and 4.0% coupons, these securities generally trailed higher and lower coupons on a total return basis.  With prepayment activity elevated and the continued poor quality of generic, TBA collateral, specified pools continue to outperform.  Agency MBS asset performance trailed that of other non RMBS structured products as well as investment grade corporates.  High yield corporates generated returns similar to Agency MBS of 1.2% outright and -0.1% versus comparable duration swaps and LIBOR.   As we enter the fourth quarter of 2019, Agency MBS performance has been very directional – with poor performance when the rates markets rally (yields lower) and positive performance when rates increase.  Even with the increase in rates since the end of the third quarter, available mortgage rates are still very low by historical standards and prepayment activity is expected to remain elevated.

“On the capital front, we added to our capital base via a 7.0 million share underwritten public follow-on offering that priced on July 30, 2019. The net proceeds from the offering of approximately $44.2 million were fully deployed within a few days of pricing.  This occurred before the severe market turmoil in August fully unfolded. We were also able to lock in funding via interest rate swaps on essentially all of the new funding required at levels below the current level of Fed Funds.  The capital raise, in conjunction with capital raised via our ATM program earlier in the year and prior to the follow-on offering in late July, was done in anticipation of the Federal Reserve lowering the Fed Funds target range - presuming this would in turn lead to lower funding costs and a wider net-interest margin on our investment RMBS portfolio.  Since then the Federal Reserve has indeed lowered the Fed Funds rate two times although the repo funding market disruptions that emerged mid-September has offset the benefit of these two interest rate cuts by approximately 10 or 15 basis points.  To the extent recent actions announced by the Federal Reserve to address these issues are successful, we anticipate most of the benefit of the cuts will be realized.  This is of course predicated on the assumption all else is equal, which given the current turbulent market conditions is probably not be taken for granted.

“In conjunction with the deployment of the proceeds of the capital raise, we continue to migrate the positioning of the portfolio.  As opposed to the first two quarters of the year when we were migrating away from a high rate/flattening yield curve environment towards a lower rate, potentially steepening yield curve environment, the third quarter focus was on enhancing the prepay protection of the portfolio.  We did not meaningfully change the product mix – with a focus still in 30-year securities, but the mix of specified pools changed.  We changed the composition of our 30-year, 3% allocation, materially increasing the call protection, and thus duration, of this sector.  We increased the call protection of the 30-year, 4.5% coupon allocation as well.  Within the hedge portfolio the changes were made via the new positions put in place in conjunction with the follow-on offering.  In this case we added swap positions in the 5-year area of the curve.  We also added to our futures positions via Fed Funds futures in an effort to lock-in market pricing – at the time – of several Fed Funds rate reductions.

“Going forward, we are positioning for the level of prepayment activity to remain elevated, as the events that have led to the recent turmoil in the markets, and the current low level of rates, do not appear to be near resolution.  This also reflects the fact there are numerous forces at play – Brexit, impeachment, trade wars, global growth slowing, a potential domestic growth slowdown and the 2020 presidential election.   Resolution of all of these issues over the near term seems unlikely.  The shape of the yield curve, or more specifically the spread between the yields on our assets and our funding costs, which are the primary drivers of our earnings and dividends, will to a large extent depend on a resolution to the overnight funding market disruptions.  The extent of any additional accommodation from the Federal Reserve, if any, will also be crucial.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, October 25, 2019, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 5386232.  The supplemental materials may be downloaded from the investor relations section of the Company’s website at www.orchidislandcapital.com. A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until November 25, 2019.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates issued by Fannie Mae, Freddie Mac or Ginnie Mae and CMOS, and (ii) structured Agency RMBS, such as IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding interest rates, liquidity, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, portfolio positioning and repositioning, hedging levels, the supply and demand for Agency RMBS, the effect of actions of the U.S. government, including the Fed, market expectations, the stock repurchase program and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of September 30, 2019, and December 31, 2018, and the unaudited quarterly results of operations for the nine and three months ended September 30, 2019 and 2018.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	September 30, 2019	December 31, 2018
ASSETS:
Total mortgage-backed securities	$3,820,918	$3,014,503
Cash, cash equivalents and restricted cash	202,216	126,263
Accrued interest receivable	15,232	13,241
Derivative assets, at fair value	3,389	16,885
Receivable for securities sold	210,664	221,746
Other assets	912	2,993
Total Assets	$4,253,331	$3,395,631

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$3,813,977	$3,025,052
Dividends payable	5,046	3,931
Derivative liabilities, at fair value	27,371	5,948
Accrued interest payable	11,892	6,445
Due to affiliates	597	654
Other liabilities	2,460	17,522
Total Liabilities	3,861,343	3,059,552
Total Stockholders' Equity	391,988	336,079
Total Liabilities and Stockholders' Equity	$4,253,331	$3,395,631
Common shares outstanding	63,058,209	49,132,423
Book value per share	$6.22	$6.84

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2019	2018	2019	2018
Interest income	$104,795	$117,580	$35,907	$39,054
Interest expense	(63,644)	(50,620)	(22,321)	(18,892)
Net interest income	41,151	66,960	13,586	20,162
Losses on RMBS and derivative contracts	(27,848)	(75,939)	(19,429)	(20,149)
Net portfolio income (loss)	13,303	(8,979)	(5,843)	13
Expenses	7,650	9,009	2,634	2,971
Net income (loss)	$5,653	$(17,988)	$(8,477)	$(2,958)
Basic and diluted net income (loss) per share	$0.10	$(0.34)	$(0.14)	$(0.06)
Weighted Average Shares Outstanding	54,037,721	52,538,457	60,418,985	52,034,695
Dividends Declared Per Common Share:	$0.72	$0.83	$0.24	$0.25

	Three Months Ended September 30,
Key Balance Sheet Metrics	2019	2018
Average RMBS(1)	$3,674,087	$3,601,776
Average repurchase agreements(1)	3,571,752	3,385,829
Average stockholders' equity(1)	375,823	401,251
Leverage ratio(2)	9.9:1	8.6:1

Key Performance Metrics
Average yield on RMBS(3)	3.91%	4.34%
Average cost of funds(3)	2.50%	2.23%
Average economic cost of funds(4)	2.36%	2.20%
Average interest rate spread(5)	1.41%	2.11%
Average economic interest rate spread(6)	1.55%	2.14%

(1)	Average RMBS, borrowings and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)	The leverage ratio is calculated by dividing total ending liabilities by ending stockholders’ equity.
(3)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(4)	Represents the interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.